Exhibit 10.1
ARBITRON INC.
EMPLOYEE STOCK PURCHASE PLAN
(Amended and Restated as of May 13, 2008)
1. Purpose of Plan.
     The purpose of the Arbitron Inc. Employee Stock Purchase Plan (the “Plan”) is to advance the interests of Arbitron Inc., a Delaware corporation formerly known as Ceridian Corporation (the “Company”), and its stockholders by providing employees of the Company and certain of its subsidiaries with an opportunity to acquire an ownership interest in the Company through the purchase of common stock of the Company on favorable terms through payroll deductions. It is the intention of the Company that the Plan qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”), and provisions of the Plan shall be construed consistent with such intention.
2. Definitions.
     The following terms will have the meanings set forth below, unless the context clearly otherwise requires:
     2.1 “Agent” means the party or parties designated by the Company to provide Share Accounts and certain administrative services in connection with the Plan.
     2.2 “Applicable Dollar Limitation” means the maximum amount that a Participant can accrue for purposes of purchases within any one calendar year as provided under Section 423(b)(8) of the Code (i.e., $25,000 as of May 13, 2008, 2008).
     2.3 “Board” means the Board of Directors of the Company or any committee thereof to which the Board of Directors has delegated authority with respect to the Plan.
     2.4 “Common Stock” means the common stock, par value $.50 per share, of the Company, or the number and kind of shares of stock or other securities into which such common stock may be changed in accordance with Section 11 of the Plan.
     2.5 “Committee” means the Compensation and Human Resources Committee of the Board, or such successor committee that meets the criteria specified in Section 3.
     2.6 “Contribution Account” means an account established for each Participant to which payroll deductions under the Plan are credited in accordance with Section 7.
     2.7 “Designated Subsidiary” means a Subsidiary that has been designated by the Board from time to time, in its sole discretion, as eligible to participate in the Plan.
     2.8 “Employee” means any person, including an officer, who is employed on a full-time or part-time basis by a Participating Employer.
     2.9 “Ending Date” means the last day of each Offering Period.
     2.10 “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     2.11 “Fair Market Value” means, with respect to the Common Stock, as of any date:
     (a) if the Common Stock trades on a national securities exchange, the closing sale price (for the primary trading session) on the date of grant; or
     (b) if the Common Stock does not trade on any such exchange, the average of the closing bid and asked prices as reported by an authorized OTCBB market data vendor as listed on the OTCBB website (otcbb.com) on the date of grant; or
     (c) if the Common Stock is not publicly traded, the Committee will determine the Fair Market Value for purposes of the Plan using any measure of value it determines to be appropriate (including, as it considers appropriate, relying on appraisals) in a manner consistent with the requirements of Section 423 of the Code.
     For any date that is not a trading day, the Fair Market Value of a share of Common Stock for such date will be determined by using the closing sale price or average of the bid and asked prices, as appropriate, for the immediately preceding trading day and with the timing in the clauses above adjusted accordingly. The Committee can substitute a particular time of day or other measure of “closing sale price” or “bid and asked prices” if appropriate because of exchange or market procedures or can, in its sole discretion, use weighted averages either on a daily basis or such longer period as complies with Section 423 of the Code.
     2.12 “Grant Date” means the first day of each Offering Period.
     2.13 “Insider” means any Employee who is subject to Section 16 of the Exchange Act.
     2.14 “Offering Period” means each three-month period beginning on March 16 and ending on June 15, or beginning on June 16 and ending on September 15, or beginning on September 16 and ending on December 15, or beginning on December 16 and ending on March 15.
     2.15 “Participant” means an eligible Employee who elects to participate in the Plan in accordance with Section 6.
     2.16 “Participating Employer” means the Company and any Designated Subsidiary that has elected to participate in the Plan.
     2.17 “Share Account” means the brokerage account established by the Agent for each Participant to which shares of Common Stock purchased under the Plan are credited in accordance with Section 9. The Share Account will be established pursuant to a separate agreement between each Participant and the Agent.
     2.18 “Subsidiary” means any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code.

3. Administration.
     The Plan shall be administered by the Committee (or any successor thereto appointed by the Board consisting of not less than three members, all of whom must be members of the Board who are “Non-Employee Directors” as defined in Rule 16b-3 under the Exchange Act). Members of the Committee shall be appointed from time to time by the Board, shall serve at the pleasure of the Board, and may resign at any time upon written notice to the Board. A majority of the members of the Committee shall constitute a quorum. The Committee shall act by majority approval of the members, but action may be taken by the Committee without a meeting if unanimous written consent is given. In accordance with and subject to the provisions of the Plan, the Committee shall have authority to interpret the Plan, to make, amend and rescind rules and regulations regarding the Plan (including rules and regulations intended to insure that operation of the Plan complies with Section 16 of the Exchange Act), and to make all other determinations necessary or advisable in administering the Plan, all of which determinations shall be final and binding upon all persons. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it. To the extent consistent with corporate law, the Committee may delegate to any directors or officers of the Company the duties, power and authority of the Committee under the Plan pursuant to such conditions or limitations as the Committee may establish; provided, however, that only the Committee may exercise such duties, power and authority with respect to Insiders. The Committee may request advice or assistance or retain the services of such other persons as are necessary for the proper administration of the Plan.
4. Eligibility.
     Any person who is (a) an Employee on the last day of the calendar month immediately preceding a Grant Date, (b) is not on long-term disability or unpaid leave status at that time, and (c) has reached the age of majority in the state or province in which he or she resides shall be eligible to participate in the Plan for the Offering Period beginning on such Grant Date, subject to the limitations imposed by Section 423(b) of the Code.
5. Offering Periods.
     Options to purchase shares of Common Stock shall be granted to Participants under the Plan through a series of consecutive Offering Periods. The first Offering Period under the Plan began on September 16, 1995. Offering Periods under the Plan shall continue until either (a) the Committee decides, in its sole discretion, to cancel future Offering Periods because the Common Stock remaining available under the Plan is insufficient to grant options to all eligible Employees, or (b) the Plan is terminated in accordance with Section 17 below. Notwithstanding the foregoing, and without limiting the authority of the Committee under Section 3, 11.2 and 17 of the Plan, the Committee, in its sole discretion, may (a) accelerate the Ending Date of the then current Offering Period and provide for the exercise of Options thereunder by Participants in accordance with Section 9 of the Plan, or (b) accelerate the Ending Date of the then current Offering Period and provide that all payroll deductions credited to the accounts of Participants will be paid to Participants as soon as practicable after such Ending Date and that all Options for such Offering Period will automatically be canceled and will no longer be exerciable.
6. Participation.
     Participation in the Plan is voluntary. An eligible Employee may become a Participant in the Plan by completing an enrollment form provided by the Company authorizing payroll deductions and the establishment of a Share Account, and filing the enrollment form with the Company’s Organization Effectiveness department not later than the last business day of the month immediately preceding the Grant Date of the first Offering Period in which the Participant wishes to participate. Any election to participate must be made in a manner that complies with the Company’s Insider Trading Policy.
7. Payroll Deductions.
     7.1 Each Employee electing to participate in the Plan shall designate on the enrollment form the amount of money which he or she wishes to have deducted from his or her paycheck each pay day to purchase Common Stock pursuant to the Plan. The aggregate amount of such payroll deductions shall not be less than $25.00 per month, and shall not be more than 85% of one quarter of the Applicable Dollar Limitation (currently, $5,312.50 (85% of $6,250)) per Offering Period, pro-rated equally over the number of pay days applicable to a Participant during each such Offering Period. Deductions for Plan purposes will not be withheld from compensation amounts, such as annual bonus or gain sharing payments, that are not part of a Participant’s normal and recurring compensation each payday.
     7.2 Payroll deductions for a Participant shall commence on the first pay day on or after the Grant Date of the applicable Offering Period and shall continue until the termination date of the Plan, unless participation in the Plan is sooner terminated as provided in Section 10, the deduction amount is increased or decreased by the Participant as provided in Section 7.4, deductions are suspended as provided in Section 7.4 or the Offering Period is adjusted by the Committee as provided in Section 5. Except for a Participant’s rights to change the amount of, suspend or discontinue deductions pursuant to Sections 7.4 and 10, the same deduction amount shall be utilized for each pay day during subsequent Offering Periods, whether or not the Participant’s compensation level increases or decreases. If the pay period of any Participant changes, such as from weekly to semi-monthly, an appropriate adjustment shall be made to the deduction amount for each pay day corresponding to the new pay period, if necessary, so as to ensure the deduction of the proper amount as specified by the Participant in his or her enrollment form for that Offering Period.
     7.3 All payroll deductions authorized by a Participant shall be credited to the Participant’s Contribution Account. A Participant may not make any separate cash payment or contribution to such Contribution Account. Contribution Accounts shall be solely for bookkeeping purposes, and no separate fund or trust shall be established for payroll deductions. Until utilized to purchase shares of Common Stock, funds from payroll deductions shall be held as part of the Participating Employers’ general assets, and the Participating Employers shall not be obligated to segregate such funds. No interest shall accrue on a Participant’s payroll deductions under the Plan.

     7.4 No increases or decreases in the amount of payroll deductions for a Participant may be made during an Offering Period. A Participant may increase or decrease the amount of his or her payroll deductions under the Plan, or may suspend such payroll deductions, for subsequent Offering Periods by completing a change form and filing it with the Company’s Organization Effectiveness department not later than the last business day of the month immediately preceding the Grant Date for the Offering Period as of which such increase, decrease or suspension is to be effective. Any change to the payroll deductions must be made in a manner that complies with the Company’s Insider Trading Policy.
     7.5 Payroll deductions which are authorized by Participants who are paid other than in U.S. currency shall be withheld in Contribution Accounts in the country in which such Participant is employed until exercise of an option granted hereunder. Upon exercise of the option granted to such Participant, the amount so withheld shall be converted into U.S. dollars on the basis of the rate of exchange, as published in the Wall Street Journal or provided by a generally recognized source, for such currency into U.S. dollars as of the business day immediately preceding the Ending Date for such Offering Period. The purchase price shall thereupon be paid to the Company in U.S. dollars following such conversion, the extent to which the Participant may exercise an option therefore being dependent, in part, upon the applicable rate of currency exchange. If, as a result of fluctuations in the exchange rate between the U.S. dollar and a foreign currency during an Offering Period, a Participant who is paid in such foreign currency has less than the minimum permitted amount deducted during an Offering Period, the amount deducted will, nevertheless, be used to purchase Common Stock in accordance with the Plan.
8. Grant of Option.
     8.1 Subject to Section 8.2, on each Grant Date, each eligible Employee who is then a Participant shall be granted (by operation of the Plan) an option to purchase the number of whole and fractional shares (computed to the fourth decimal place) of Common Stock equal to the lesser of (a) the amount determined by dividing the amount of payroll deductions credited to his or her Contribution Account during the Offering Period beginning on such Grant Date by the Purchase Price specified in the following sentence, or (b) the amount determined by dividing one quarter of the Applicable Dollar Limitation (currently $6,250) by the Fair Market Value of one share of Common Stock on the applicable Grant Date. The purchase price per share of such shares (the “Purchase Price”) shall be the lesser of (i) 85% of the Fair Market Value of one share of Common Stock on the applicable Grant Date, or (ii) 85% of the Fair Market Value of one share of Common Stock on the applicable Ending Date.
     8.2 Despite any provisions of the Plan that may provide or suggest otherwise:
     (a) no Employee shall be granted an option under the Plan to the extent that immediately after the grant, such Employee (or any other person whose stock ownership would be attributed to such Employee pursuant to Section 424(d) of the Code) would own shares of Common Stock and/or hold outstanding options to purchase shares of Common Stock that would in the aggregate represent 5% or more of the total combined voting power or value of all classes of shares of the Company or of any Subsidiary;
     (b) no Employee shall be granted an option under the Plan to the extent that the Employee’s rights to purchase shares of Common Stock under all “employee stock purchase plans” (within the meaning of Section 423 of the Code) of the Company and its Subsidiaries would accrue (i.e., become exercisable) at a rate that exceeds the Applicable Dollar Limitation of Fair Market Value of such shares of Common Stock (determined at the time such option is granted, which is the Grant Date) for each calendar year in which such option is outstanding at any time; or
     (c) no Participant may purchase more than 6,000 shares of Common Stock under the Plan in any given Offering Period.
9. Exercise of Option.
     9.1 Unless a Participant withdraws from the Plan pursuant to Section 10, his or her option for the purchase of shares of Common Stock granted for an Offering Period will be exercised automatically and in full at the applicable Purchase Price as soon as practicable following the Ending Date of such Offering Period. If the full amount credited to a Participant’s Contribution Account during an Offering Period is not required to exercise such Participant’s option for that Offering Period in full (due to the applicability of clause (b) of Section 8.1 and/or fluctuations in the exchange rate between the U.S. dollar and the foreign currency in which such Participant is paid), the amount not required to exercise such option shall promptly be refunded to the Participant following the Ending Date of such Offering Period.
     9.2 No Participant (or any person claiming through such Participant) shall have any interest in any Common Stock subject to an option under the Plan until such option has been exercised and the shares of Common Stock purchased, at which point such Participant shall have all of the rights and privileges of a stockholder of the Company with respect to shares purchased under the Plan. During his or her lifetime, a Participant’s option to purchase shares of Common Stock under the Plan is exercisable only by the Participant.
     9.3 Shares of Common Stock purchased pursuant to the exercise of options hereunder shall be held in Share Accounts maintained for and in the name of each Participant by the Agent, such Agent or its nominee to be the record holder of such shares for the benefit of the Participant. The Agent shall provide each Participant with a quarterly statement of his or her Share Account.
     9.4 Dividends paid with respect to shares credited to each Share Account will be themselves credited to such Account and, if paid in cash, will automatically be reinvested in whole and fractional shares of Common Stock.
     9.5 A Participant may request that the Agent cause a stock certificate representing some or all of the number of whole shares of Common Stock credited to the Participant’s Share Account be issued in the name of the Participant. The Agent shall cause such certificate to be issued as soon as practicable after its receipt of such request and the payment by the Participant of any applicable issuance fees. From and after the date of the issuance of any such certificate, the number of shares credited to the Participant’s Share Account shall be reduced by the number of shares represented by such certificate, and the Participant shall thereafter be the record holder of the shares represented by such certificate.

10. Withdrawal; Termination of Employment.
     10.1 A Participant may terminate his or her participation in the Plan and withdraw all, but not less than all, of the payroll deductions credited to his or her Contribution Account under the Plan at any time on or before the last business day of an Offering Period by giving written notice to the Company. The timing of any withdrawal must comply with the Company’s Insider Trading Policy. The notice shall (a) state that the Participant wishes to terminate participation in the Plan, (b) specify the withdrawal date, and (c) request the withdrawal of all of the Participant’s payroll deductions held under the Plan. All of the Participant’s payroll deductions credited to his or her Contribution Account will be paid to the Participant as soon as practicable after the withdrawal date specified in the notice of withdrawal (or, if no such date is specified, as soon as practicable after receipt of the notice of withdrawal), the Participant’s option for such Offering Period will be automatically canceled, and no further payroll deductions for the purchase of shares of Common Stock will be made for such Offering Period or for any subsequent Offering Period, except pursuant to a re-enrollment in the Plan as provided in Section 10.2.
     10.2 If a Participant’s suspension of payroll deductions under the Plan pursuant to Section 7.4 continues for four consecutive Offering Periods, such suspension shall be deemed an election by the Participant to terminate his or her participation in the Plan, and such termination shall be effective as of the Ending Date of the fourth consecutive Offering Period during which no payroll deductions occurred. If, for any reason, a Participant’s net pay after withholding taxes and other applicable deductions not related to the Plan (such as for health and welfare benefits) each pay day becomes less than the amount the Participant has designated be deducted each pay day for contribution to the Plan, such occurrence shall be deemed an election by the Participant to terminate his or her participation in the Plan, and such termination shall be effective immediately. Following such termination, all of the Participant’s payroll deductions credited to his or her Contribution Account will be paid to the Participant as soon as practicable, the Participant’s option for such Offering Period will be automatically canceled, and no further payroll deductions for the purchase of shares of Common Stock will be made for such Offering Period or for any subsequent Offering Period, except pursuant to a re-enrollment in the Plan as provided in Section 10.4.
     10.3 Upon termination of a Participant’s employment with all Participating Employers for any reason, including retirement or death, his or her participation in the Plan will automatically cease and the payroll deductions accumulated in his or her Contribution Account will be returned to the Participant as soon as practicable after such employment termination or, in the case of death, to the person or persons entitled thereto under Section 12 below, and the Participant’s option for the current Offering Period will be automatically canceled. For purposes of the Plan, the termination date of employment shall be the Participant’s last date of actual employment and shall not include any period during which such Participant receives any severance payments. A transfer of employment between the Company and a Designated Subsidiary or between one Designated Subsidiary and another Designated Subsidiary, or leave of absence approved by the Participating Employer, shall not be deemed a termination of employment under this Section 10.3.
     10.4 A Participant’s termination of participation in the Plan pursuant to Section 10.1 or 10.2 will not have any effect upon his or her eligibility to participate in a subsequent Offering Period by completing and filing a new enrollment form in accordance with Section 6 or in any similar plan that may hereafter be adopted by the Company.
11. Stock Subject to the Plan.
     11.1 The maximum number of shares of Common Stock that shall be reserved for sale under the Plan shall be 850,000 shares, subject to adjustment as provided in Sections 11.2 and 11.3. The shares to be sold to Participants under the Plan may be, at the election of the Company, either treasury shares or shares authorized but unissued. If the total number of shares of Common Stock that would otherwise be subject to options granted pursuant to Section 8 on any Ending Date exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Committee shall make a pro rata allocation of the shares of Common Stock remaining available for issuance in as uniform and equitable a manner as is practicable, as determined in the Committee’s sole discretion. In such event, the Company shall give written notice of such reduction of the number of shares subject to the option to each Participant affected thereby and shall return any excess funds accumulated in each Participant’s Contribution Account as soon as practicable after the Ending Date of such Offering Period.
     11.2 In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin-off) or any other similar change in the corporate structure or shares of the Company, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) will make appropriate adjustments (which determination will be conclusive) as to the number and kind of securities or other property (including cash) available for issuance or payment under the Plan and, in order to prevent dilution or enlargement of the rights of Participants, (a) the number and kind of securities or other property (including cash) subject to each outstanding option, and (b) the Purchase Price of outstanding options.
     11.3 Subject to the following provisions of this Section 11.3, if the Company is the surviving corporation in any reorganization, merger or consolidation with or involving one or more other corporations, each outstanding option under the Plan shall apply to the amount and kind of securities to which a holder of the number of shares of Common Stock subject to such option would have been entitled immediately following such reorganization, merger or consolidation, with a corresponding proportionate adjustment of the Purchase Price. If there is a (a) dissolution or liquidation of the Company, (b) merger, consolidation or reorganization of the Company with one or more other corporations in which the Company is not the surviving corporation, (c) sale of all or substantially all of the assets of the Company to another person or entity, or (d) transaction (including a merger or reorganization in which the Company is the surviving corporation) approved by the Board that results in any person or entity owning more than 50% of the combined voting power of all classes of stock of the Company, then the Plan and all options outstanding thereunder shall terminate, except as provided in the following sentence. If provision is made in writing in connection with such transaction for the continuation of the Plan and either the assumption of the options theretofore granted or the substitution for such options of new options covering the stock of a successor corporation (or a parent or subsidiary thereof), in either case with appropriate adjustments as to the number and kinds of shares and exercise prices, then the Plan shall continue in the manner and under the terms provided. If the Plan is terminated as provided in this Section 11.3, the current Offering Period shall be deemed to have ended as of a date selected by the Committee prior to such termination, and the options of each Participant then outstanding shall be deemed to have been automatically exercised in accordance with Section 9.1 on such last trading day. The Committee shall cause written notice to be sent of an event that will result in such a termination to all Participants not later than the time the Company gives notice thereof to its stockholders. Adjustments under this Section 11.3 shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive.

12. Designation of Beneficiary.
     12.1 A Participant may file a written designation of a beneficiary who is to receive a cash refund of the amount, if any, from the Participant’s Contribution Account under the Plan in the event of such Participant’s death at a time when cash is held for his or her account. Disposition of shares of Common Stock in a Participant’s Share Account upon the Participant’s death shall be in accordance with the agreement governing the Share Account.
     12.2 A designation of beneficiary pursuant to Section 12.1 may be changed by the Participant at any time by written notice. In the event of the death of a Participant in the absence of a valid designation of a beneficiary who is living at the time of such Participant’s death, the Company shall deliver such cash to the executor or administrator of the estate of the Participant; or, if no such executor or administrator has been appointed (to the knowledge of the Company), the Company in its discretion, may deliver such cash to the spouse or to any one or more dependents or relatives of the Participant; or, if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.
13. No Right to Employment.
     Nothing in the Plan will interfere with or limit in any way the right of the Company or any Participating Employer to terminate the employment of any Employee or Participant at any time, nor confer upon any Employee or Participant any right to continue in the employ of the Company or any Participating Employer.
14. Rights As a Stockholder.
     As a holder of an Option under the Plan, a Participant will have no rights as a stockholder unless and until such Option is exercised and the Participant becomes the holder of record of shares of Common Stock. Except as otherwise provided in the Plan, no adjustment will be made for dividends or distributions with respect to Options as to which there is a record date preceding the date the Participant becomes the holder of record of such shares, except as the Committee may determine in its sole discretion.
15. Transferability.
     Neither payroll deductions credited to a Participant’s Contribution Account nor any rights with regard to the exercise of an option or to receive shares of Common Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will or the laws of descent and distribution) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect.
16. No Right to Employment.
     Notwithstanding any other provision of the Plan or any agreements entered into pursuant to the Plan, the Company will not be required to issue any shares of Common Stock under the Plan, and a Participant may not sell, assign, transfer or otherwise dispose of shares of Common Stock issued pursuant to Options granted under the Plan, unless (a) there is in effect with respect to such shares a registration statement under the Securities Act and any applicable state or foreign securities laws or an exemption from such registration under the Securities Act and applicable state or foreign securities laws, and (b) there has been obtained any other consent, approval or permit from any other regulatory body that the Committee, in its sole discretion, deems necessary or advisable. The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing shares of Common Stock, as may be deemed necessary or advisable by the Company in order to comply with such securities law or other restrictions.
17. Amendment or Termination.
     The Board may suspend or terminate the Plan or any portion thereof at any time, and may amend the Plan from time to time in such respects as the Board may deem advisable in order that Options under the Plan will conform to any change in applicable laws or regulations or in any other respect the Board may deem to be in the best interests of the Company; provided, however, that no amendments to the Plan will be effective without approval of the stockholders of the Company if stockholder approval of the amendment is then required pursuant to Section 423 of the Code or the rules of any stock exchange or similar regulatory body. Upon termination of the Plan, the Committee, in its sole discretion, may take any of the actions described in Section 5 of the Plan.
18. Notices.
     All notices or other communications by a Participant to the Company in connection with the Plan shall be deemed to have been duly given when received by the Company’s Organization Effectiveness department or by any other person designated by the Company for the receipt of such notices or other communications, in the form and at the location specified by the Company.
19. Effective Date of Plan.
     The Plan was originally effective on June 29, 1995, subject to stockholder approval, which was obtained on May 8, 1996. The Plan has been subsequently amended. This 2008 restatement will be effective only on and after stockholder approval.
20. Miscellaneous.
     The headings to sections of the Plan have been included for convenience of reference only. The Plan shall be interpreted and construed in accordance with the laws of the State of Delaware. References in the Plan to “$” or “dollars” shall be deemed to refer to United States dollars unless the context clearly indicates otherwise.